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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-183602, Form S-3 No. 333-187896, Form S-3 No. 333-190939, Form S-3 No. 333-200040, Form S-8 No. 333-182040, Form S-8 No. 333-187897 and Form S-8 No. 333-195780) of OvaScience, Inc. and in the related Prospectus of our report dated March 16, 2015, with respect to the consolidated financial statements of OvaScience, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 16, 2015

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm